UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2009 (March 25, 2009)

Cardtronics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark, Suite 400, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (823-308-4000)

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in the Current Report on Form 8-K filed by Cardtronics, Inc. (the “Company”) on March 18, 2009, Fred R. Lummis, the Chairman of the Company’s Board of Directors (the “Board”), is currently serving as the Company’s Chief Executive Officer (“CEO”) on an interim basis while the Board conducts a formal search for a new CEO. While serving as interim CEO, Mr. Lummis is not considered to be an “independent” director of the Company, pursuant the Nasdaq Market Place rules.  Accordingly, during his tenure as interim CEO, Mr. Lummis cannot continue to serve on the Company’s Compensation Committee and Nominating & Governance Committee and has temporarily resigned from both committees effective as of March 25, 2009.  To fill the vacancies resulting from Mr. Lummis’ resignations and remain compliant with the applicable Nasdaq rules, the Company’s Board has temporarily appointed Robert P. Barone as a member of the Compensation Committee and Michael A.R. Wilson as a member of the Nominating & Governance Committee. Messrs. Barone and Wilson have served on the Company’s Board since September 2001 and February 2005, respectively.  It is the current expectation of the Board that once the Company selects a new CEO and Mr. Lummis steps down as interim CEO that Mr. Lummis will resume his prior duties as a member of the Compensation Committee and the Nominating & Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardtronics, Inc.

Date: March 26, 2009

By: /s/   J. CHRIS BREWSTER
Name: J. Chris Brewster
Title: Chief Financial Officer